Exhibit 99.1

FS KKR Capital Corp. Announces Second Quarter 2023 Results

Declares Third Quarter 2023 Distribution of $0.70 per share, Which When Combined with the Company’s Previously Declared $0.05 per share Special Distribution, Results in a Total Third Quarter Distribution of $0.75 per share

PHILADELPHIA, PA AND NEW YORK, NY – August 7th, 2023 – FS KKR Capital Corp. (NYSE: FSK), today announced its financial and operating results for the quarter ended June 30, 2023, and that its board of directors has declared a third quarter 2023 distribution totaling $0.70 per share. A total distribution of $0.75 per share will be paid in the third quarter, which includes the second $0.05 per share installment of the $0.15 per share total special distribution declared on May 5, 2023.

Financial and Operating Highlights for the Quarter Ended June 30, 2023(1)

•	Net investment income of $0.82 per share, compared to $0.81 per share for the quarter ended March 31, 2023

•	Adjusted net investment income(2) of $0.78 per share, compared to $0.78 per share for the quarter ended March 31, 2023

•	Net asset value of $24.69 per share, compared to $24.93 per share as of March 31, 2023 and $24.89 per share as of December 31, 2022

•	Adjusting for the Company’s $0.05 per share special distribution paid during the quarter results in an adjusted net asset value per share of $24.74

•	Total net realized and unrealized loss of $0.31 per share, compared to a total net realized and unrealized loss of $0.11 per share for the quarter ended March 31, 2023

•	Adjusted net realized and unrealized loss(2) of $0.27 per share, compared to adjusted net realized and unrealized loss of $0.07 per share for the quarter ended March 31, 2023

•	Earnings per Share of $0.51, compared to Earnings per Share of $0.71 for the quarter ended March 31, 2023

•	Total purchases of $363 million versus $845 million of sales and repayments

•	Net debt to equity ratio(3) as June 30, 2023 was 113%, compared to 118% as of March 31, 2023

•	Paid cash distributions to stockholders totaling $0.75 per share(4)

“FSK generated Adjusted Net Investment Income of $0.78 per share during the second quarter, an increase of approximately 16% year-over-year,” said Michael C. Forman, Chief Executive Officer & Chairman. “We are pleased to continue rewarding investors with an attractive distribution, as shareholders will receive a third quarter total cash distribution of $0.75 per share. We remain focused on the long-term success of the company by investing in defensive, high quality companies and proactively managing our available investment capacity to take advantage of current and future investment opportunities.”

Declaration of Distribution for Third Quarter 2023

FSK’s board of directors has declared a cash distribution for the third quarter of $0.70 per share, consisting of a base distribution of $0.64 per share and a supplemental distribution of $0.06 per share, which will be paid on or about October 3, 2023 to stockholders of record as of the close of business on September 13, 2023. FSK’s board of directors previously declared special distributions totaling $0.15 per share to be paid in three equal installments by the end of 2023. The first $0.05 per share was paid on May 31, 2023 to stockholders of record as of the close of business on May 17, 2023. The second $0.05 per share will be paid on or about August 30, 2023 to stockholders of record as of the close of business on August 16, 2023. The third $0.05 per share will be paid on or about November 29, 2023 to stockholders of record as of the close of business on November 15, 2023.

Portfolio Highlights as of June 30, 2023

•	Total fair value of investments was $14.8 billion of which 68% was invested in senior secured securities.

•

Weighted average annual yield on accruing debt investments(5) was 12.7%, compared to 12.3% as of March 31, 2023. Excluding the impact of merger accounting, weighted average annual yield on accruing debt investments was 12.1%, compared to 11.7% as of March 31, 2023.

•

Weighted average annual yield on all debt investments(5) was 11.8%, compared to 11.4% as of March 31, 2023. Excluding the impact of merger accounting, weighted average annual yield on all debt investments was 11.3%, compared to 10.8% as of March 31, 2023.

•	Exposure to the top ten largest portfolio companies by fair value was 19% as of June 30, 2023, compared to 19% as of March 31, 2023.

•

As of June 30, 2023, investments on non-accrual status represented 2.5% and 4.8% of the total investment portfolio at fair value and amortized cost, respectively, compared to 2.7% and 5.5% as of March 31, 2023.

Portfolio Data	As of June 30, 2023	As of March 31, 2023
Total fair value of investments	$14,764	$15,277
Asset Class (based on fair value)
Senior Secured Loans — First Lien	59.5%	61.0%
Senior Secured Loans — Second Lien	7.9%	7.7%
Other Senior Secured Debt	0.9%	0.7%
Subordinated Debt	1.9%	1.8%
Asset Based Finance	12.0%	11.7%
Credit Opportunities Partners JV, LLC	9.4%	9.1%
Equity/Other	8.4%	8.0%
Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	68.9%	69.7%
% Fixed Rate Debt Investments	8.9%	8.3%
% Other Income Producing Investments	15.1%	14.7%
% Non-Income Producing Investments(7)	4.6%	4.6%
% of Investments on Non-Accrual(6)	2.5%	2.7%

Leverage and Liquidity as of June 30, 2023

•

Net debt to equity ratio(3) of 113%, based on $8.2 billion in total debt outstanding, $274 million of cash and foreign currency and $117 million of net receivable for investments sold and repaid and stockholders’ equity of $6.9 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 5.21%.

•	Cash and foreign currency of $274 million and availability under the Company’s financing arrangements of $3.1 billion, subject to borrowing base and other limitations.

•	As of June 30, 2023, 58% of the Company’s $8,190 million of total debt outstanding was in unsecured debt and 42% in secured debt.

Conference Call Information

FSK will host a conference call at 9:00 a.m. (Eastern Time) on Tuesday, August 8, 2023, to discuss its second quarter 2023 results. All interested parties are welcome to participate and can access the live conference call by registering using the following URL: https://register.vevent.com/register/BI181855a63150497e8b9756d7f66eaa34 . Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. Once registered, they will receive the dial-in numbers and their unique PIN number. When they dial in, they will input their PIN and be placed into the call. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSK’s website at www.fskkradvisor.com under Events.

A replay of the call will be available shortly after the end of the call by visiting the Investor Relations section of FSK’s website under Events or by using the following URL: https://edge.media-server.com/mmc/p/6f3eyz2s.

Supplemental Information

An investor presentation containing financial and operating information will be made available prior to the call in the Investor Relations section of FSK’s website at www.fskkradvisor.com under Earnings presentations.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to FSK.

FS Investments is a global alternative asset manager dedicated to delivering superior performance and innovative investment and capital solutions. The firm manages over $75 billion in assets for a wide range of clients, including institutional investors, financial professionals and individual investors. FS Investments provides access to a broad suite of alternative asset classes and strategies through its best-in-class investment teams and partners. With its diversified platform and flexible capital solutions, the firm is a valued partner to general partners, asset owners and portfolio companies. FS Investments is grounded in its high-performance culture and guided by its commitment to building value for its clients, investing in its colleagues and giving back to its communities. The firm has more than 500 employees across offices in the U.S., Europe and Asia and is headquartered in Philadelphia.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, geo-political risks, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s quarterly report on Form 10-Q for the quarter ended June 30, 2023, which FSK filed with the U.S. Securities and Exchange Commission (the SEC) on August 7, 2023, as well as FSK’s other reports filed with the SEC. A copy of FSK’s quarterly report on Form 10-Q for the quarter ended June 30, 2023 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkradvisor.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its cash distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

Consolidated Statements of Operations

(in millions, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Investment income
From non-controlled/unaffiliated investments:
Interest income	$291	$229	$596	$470
Paid-in-kind interest income	36	15	59	33
Fee income	5	13	10	40
Dividend and other income	17	17	36	25
From non-controlled/affiliated investments:
Interest income	10	7	13	17
Paid-in-kind interest income	9	14	18	25
Fee income	1	0	1	2
Dividend and other income	—	2	—	7
From controlled/affiliated investments:
Interest income	19	11	38	21
Paid-in-kind interest income	11	11	21	25
Fee income	—	0	—	0
Dividend and other income	63	60	126	110

Total investment income	462	379	918	775

Operating expenses
Management fees	56	63	114	125
Subordinated income incentive fees	47	37	93	77
Administrative services expenses	4	4	7	8
Accounting and administrative fees	1	1	2	2
Interest expense	118	83	232	160
Other general and administrative expenses	7	3	12	10

Total operating expenses	233	191	460	382
Incentive fee waiver	—	(15)	—	(30)

Net expenses	233	176	460	352

Net investment income	229	203	458	423

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(39)	177	(97)	151
Non-controlled/affiliated investments	(3)	45	(3)	39
Controlled/affiliated investments	(172)	(39)	(172)	(39)
Net realized gain (loss) on foreign currency forward contracts	1	2	4	7
Net realized gain (loss) on foreign currency	2	6	3	7
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	26	(251)	31	(291)
Non-controlled/affiliated investments	(27)	(71)	(11)	(41)
Controlled/affiliated investments	$128	$(184)	$138	$(147)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	1	15	(3)	16
Net change in unrealized gain (loss) on foreign currency	(4)	27	(7)	30

Total net realized and unrealized gain (loss)	(87)	(273)	(117)	(268)
Provision for taxes on realized gains on investments	—	(3)	—	(3)

Net increase (decrease) in net assets resulting from operations	$142	$(73)	$341	$152

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings (Losses) per Share)	$0.51	$(0.26)	$1.22	$0.53

Weighted average shares outstanding	280,066,433	283,876,365	280,490,590	284,098,718

Consolidated Balance Sheets

(in millions, except share and per share amounts)

	June 30, 2023 (Unaudited)	December 31, 2022
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$11,773 and $12,566, respectively)	$11,263	$12,026
Non-controlled/affiliated investments (amortized cost—$680 and $575, respectively)	538	443
Controlled/affiliated investments (amortized cost—$3,090 and $3,173, respectively)	2,963	2,908

Total investments, at fair value (amortized cost—$15,543 and $16,314, respectively)	$14,764	$15,377
Cash	225	248
Foreign currency, at fair value (cost—$49 and $3, respectively)	49	3
Receivable for investments sold and repaid	117	212
Income receivable	275	227
Unrealized appreciation on foreign currency forward contracts	22	25
Deferred financing costs	26	23
Prepaid expenses and other assets	10	9

Total assets	$15,488	$16,124
Liabilities
Payable for investments purchased	$—	$14
Debt (net of deferred financing costs of $29 and $34, respectively)	8,158	8,694
Unrealized depreciation on foreign currency forward contracts	1	1
Stockholder distributions payable	196	192
Management fees payable	56	59
Subordinated income incentive fees payable	47	27
Administrative services expense payable	6	6
Interest payable	95	90
Other accrued expenses and liabilities	14	29

Total liabilities	$8,573	$9,112

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	$—	$—
Common stock, $0.001 par value, 750,000,000 shares authorized, 280,066,433 and 281,731,750 shares issued and outstanding, respectively	0	0
Capital in excess of par value	9,578	9,610
Retained earnings (accumulated deficit)	(2,663)	(2,598)

Total stockholders’ equity	$6,915	$7,012

Total liabilities and stockholders’ equity	$15,488	$16,124

Net asset value per share of common stock at period end	$24.69	$24.89

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSK uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSK’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSK’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	June 30, 2023	March 31, 2023
GAAP net investment income per share	$0.82	$0.81
Accretion resulting from merger accounting	($0.04)	($0.04)
Adjusted net investment income per share(2)	$0.78	$0.78
GAAP Net realized and unrealized gain (loss) per share	($0.31)	($0.11)
Unrealized appreciation from merger accounting	$0.04	$0.04
Adjusted net realized and unrealized gain(2)	($0.27)	($0.07)

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.
2)

Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes (iii) the impact of accretion resulting from merger accounting; and (iv) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s normal course of business (referred to herein as one-time expenses). FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. Adjusted net realized and unrealized gain is a non-GAAP financial measure. Adjusted net realized and unrealized gain is presented for all periods as GAAP realized and unrealized gains to exclude the impact of the merger accounting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income and GAAP net realized and unrealized gain to adjusted net realized and unrealized gain can be found above.

3)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.
4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.
5)

See FSK’s quarterly report on Form 10-Q for the quarter ended June 30, 2023 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

6)	Interest income is recorded on an accrual basis. See FSK’s quarterly report on Form 10-Q for the quarter ended June 30, 2023 for a description of FSK’s revenue recognition policy.
7)	Does not include investments on non-accrual status.